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EXHIBIT 10.1.6

AMENDMENT NUMBER SIX TO
LOAN AND SECURITY AGREEMENT
AND SYNDICATED LENDING RIDER

        THIS AMENDMENT NUMBER SIX TO LOAN AND SECURITY AGREEMENT AND SYNDICATED LENDING RIDER, dated as of January 31, 2003 (this "Amendment"), amends: (a) that certain Loan and Security Agreement, dated as of February 4, 1999, as amended by that certain default letter, dated as of September 27, 2002 (the "Default Letter"), that certain Amendment Number Five To Loan And Security Agreement, dated as of November 26, 2002 ("Amendment Five"), that certain Amendment Number Four To Loan And Security Agreement, dated as of March 22, 2002, that certain Amendment Number Three To Loan And Security Agreement, dated as of December 19, 2001, that certain Amendment Number Two To Loan And Security Agreement, dated as of May 10, 2000, and that certain Amendment Number One To Loan And Security Agreement, dated as of October 12, 1999 (collectively, the "Loan Agreement"), by and among AMERIVISION COMMUNICATIONS, INC., an Oklahoma corporation ("Borrower"), on the one hand, and COAST BUSINESS CREDIT, a division of Southern Pacific Bank, a California corporation ("Coast"), on behalf of itself and in its capacity as agent and contractual representative for Textron Financial Corporation, a Delaware corporation, formerly known as RFC Capital Corporation, a Delaware corporation ("Textron"), and Continental Business Credit, a California corporation ("Continental") (Coast, Textron and Continental are collectively referred to herein as "Lenders" and individually as a "Lender"), on the other hand; and (b) that certain Syndicated Lending Rider, dated as of April 20, 2000 (as amended from time to time, the "Rider"; initially capitalized terms used in this Amendment shall have the meanings ascribed thereto in the Loan Agreement and/or Rider unless specifically defined herein), by and among Borrower, on the one hand, and Coast and Textron, on the other hand; with reference to the following facts:

        WHEREAS, Borrower and Lenders wish to amend the Loan Agreement and Rider pursuant to the terms and provisions set forth in this Amendment;

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

AMENDMENTS

        Section 1. AMENDMENT TO SECTION 2.1 OF THE SCHEDULE TO THE LOAN AGREEMENT. Section 2.1 of the Schedule to the Loan Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

  "Provided no Default or Event of Default has occurred and is continuing, other than the Existing Event of Default set forth in that certain Amendment Number Five to this Agreement, Loans in a total amount at any time outstanding shall not exceed the lesser of a total of Fourteen Million Five Hundred Thousand Dollars ($14,500,000) at any one time outstanding (the "Maximum Dollar Amount"), or the lesser of (a), (b) or (c) below:

  (a)
  Advances up to four (4) times recurring monthly Collections received by Coast measured on a trailing three-month moving average less Carrier Reserves in an amount equal to the full amount of amounts due to Borrower's carriers within the next thirty (30) days following the date of determination of such Carrier Reserves (i.e., a rolling thirty (30) day period); or

  (b)
  Three and one-half times EBITDA based on a rolling twelve (12) months less Carrier Reserves in an amount equal to the full amount of amounts due to Borrower's carriers within the next thirty (30) days following the date of determination of such Carrier Reserves (i.e., a rolling thirty (30) day period); or

  (c)
  The following amounts (less Carrier Reserves, which amount to zero (0) on the fifteenth (15th) day of each month immediately following payment to Borrower's carriers, and increase each week by twenty five percent (25%) of the amount due to Borrower's carriers within the thirty (30) day period immediately following the date of determination) on the dates indicated below:

Date	Amount
January 30, 2003	$14,500,000
February 7, 2003	$14,475,000
February 14, 2003	$14,450,000
February 21, 2003	$14,425,000
February 28, 2003	$14,400,000
March 7, 2003	$14,375,000
March 14, 2003	$14,350,000
March 21, 2003	$14,325,000
March 28, 2003	$14,300,000
April 4, 2003	$14,275,000
April 11, 2003	$14,250,000
April 18, 2003	$14,225,000
April 25, 2003	$14,200,000
May 2, 2003	$14,175,000
May 9, 2003	$14,150,000
May 16, 2003	$14,125,000
May 23, 2003	$14,100,000
May 30, 2003	$14,075,000

  Notwithstanding the foregoing, the Maximum Dollar Amount, as defined above, and each of the amounts set forth in the above table shall be permanently reduced by the following: (a) all payments received by Borrower from Natel on a dollar for dollar basis; (b) any and all funds, on a dollar for dollar basis, raised by Borrower as a result of any new debt issued by Borrower, new equity in Borrower or the cash liquidation or other monetization of the MLR Investment; and (c) on the fifth (5th) business day of each month, in an amount equal to fifty percent (50%) of any and all collections received by Coast in excess of Borrower's budgeted collections for the immediately preceding calendar month."

        Section 2. AMENDMENT TO SECTION 8.1(7) OF THE SCHEDULE TO THE LOAN AGREEMENT. Section 8.1(7) of the Schedule to the Loan Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

  "7.
  Borrower shall not make disbursements in any given month of more than one hundred and ten percent (110%) of the disbursements projected in the Cash Flow Forecast for that corresponding calendar month. If Borrower's actual monthly disbursements are less than the projected weekly disbursements, Borrower may "carry-over" the difference to the following week."

        Section 3. AMENDMENT TO ADD ANEW SECTION 8.1(8) TO THE SCHEDULE TO THE LOAN AGREEMENT. A new Section 8.1(8) is hereby added to the Schedule to the Loan Agreement and shall read as follows:

  "8.
  Borrower shall have monthly collections greater than or equal to ninety percent (90%) of the collections budgeted by Borrower for such month."

        Section 4. AMENDMENT TO SECTION 8.3(7) OF THE SCHEDULE TO THE LOAN AGREEMENT. Section 8.3(7) of the Schedule to the Loan Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

  "7.
  On Wednesday of each week, internally prepared reports comparing Borrower's actual cash receipts and cash disbursements to Borrower's projected cash receipts and cash disbursements for the preceding week ending on Friday, as projected in the Cash Flow Forecast attached hereto as Schedule 8.3(7)."

        Section 5. AMENDMENT TO SECTION 9.1 OF THE SCHEDULE TO THE LOAN AGREEMENT. Section 9.1 of the Schedule to the Loan Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

  "March 3, 2003, provided, however, that in the event Borrower releases the financing opportunity book currently being prepared by Murphy-Noell Capital, LLC on or before February 28, 2003, and such book is satisfactory to Coast, in the exercise of its reasonable business judgment, the Maturity Date shall be May 31, 2003."

ARTICLE II

GENERAL PROVISIONS

        Section 1. CONTINUING FORBEARANCE. Nothing contained herein shall be construed to modify, amend, or alter the terms and provisions set forth in Sections 1 and 2 of Article II of Amendment Five, provided, however that Coast hereby acknowledges that as of January 30, 2003, the amount of all outstanding Loans is less than Fourteen Million Five Hundred Thousand Dollars ($14,500,000) and as a result the Forbearance Fee (as defined in Amendment Five) is hereby eliminated.

        Section 2. AMENDMENT FEE. Borrower shall pay Coast an amendment fee (the "Amendment Fee"), which is fully earned on the date hereof and payable upon the earlier of the Maturity Date or the date the Loans are completely paid off, equal to in the amount of Twelve Thousand Five Hundred Dollars ($12,500), provided, however, in the event the Maturity Date is extended to May 31, 2003, pursuant to Section 9.2 of the Schedule to the Loan Agreement (as amended hereby), the Amendment Fee shall be Fifty Thousand Dollars ($50,000).

        Section 3. CONDITION PRECEDENT. The effectiveness of this Amendment is expressly conditioned upon the receipt by Coast of an executed copy of this Amendment executed by Borrower together with Schedule 8.3(7).

        Section 4. ENTIRE AGREEMENT. The Loan Agreement, as amended hereby, embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof Borrower represents, warrants and agrees that in entering into the Loan Agreement and consenting to this Amendment, it has not relied on any representation, promise, understanding or agreement, oral or written, of, by or with, Lenders or any of its agents, employees, or counsel, except the representations, promises, understandings and agreements specifically contained in or referred to in the Loan Agreement, as amended hereby.

        Section 5. CONFLICTING TERMS. In the event of a conflict between the terms and provisions of this Amendment and the terms and provisions of the Loan Agreement, the terms of this Amendment shall govern. In all other respects, the Loan Agreement, as amended and supplemented hereby, shall remain in full force and effect.

        Section 6. CONSENT OF CO-LENDER. As co-lender, Textron hereby acknowledges the terms and provisions contained herein and expressly consents and agrees to them.

        Section 7. MISCELLANEOUS. This Amendment shall be governed by and construed in accordance with the laws of the State of California. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any party hereto may execute this Amendment by signing such counterpart.

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers thereunto duly authorized as of the date first above written.

BORROWER:
AMER1VISION COMMUNICATIONS, INC., an Oklahoma corporation
By	/s/ ROBERT D. COOK President or Vice President
By	Secretary
COAST:
COAST BUSINESS CREDIT, a division of Southern Pacific Bank a California corporation
By	/s/ JOHN WATKINS
Title	Vice President
TEXTRON:
TEXTRON FINANCIAL CORPORATION, a Delaware corporation
By	/s/ RICK PERKINS
Title	Account Executive

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AMENDMENT NUMBER SIX TO LOAN AND SECURITY AGREEMENT AND SYNDICATED LENDING RIDER
ARTICLE I AMENDMENTS
ARTICLE II GENERAL PROVISIONS